Exhibit 16.1

June 11, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4(a) of Medical Transcription Billing, Corp.'s Form 8-K dated June 11, 2015, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP